EXHIBIT 10

April 22, 1997


COMPOSITE U.S. GOVERNMENT SECURITIES, INC.
601 W MAIN AVE STE 801
SPOKANE WA  99201-0694

Gentlemen:

     We hereby consent to the use of our written opinion dated April 22, 1997, upon the validity of the organization of Composite U.S. Government Securities, Inc., and upon the designation of the authorized capital stock of said company in the Articles of Incorporation as an exhibit to Post-Effective Amendment No. 26 to the Registration Statement now being filed with the Securities and Exchange Commission and any Prospectus relating to the proposed offer and sale of the capital stock of the corporation.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
  BROOKE & MILLER LLP

/s/ Lawrence R. Small
Lawrence R. Small

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                                   EXHIBIT 10


April 22, 1997


Composite U.S. Government Securities, Inc.
Third Floor
Washington Mutual Building
601 W. Main Avenue
Spokane, WA  99201

Gentlemen:

     In connection with Post-Effective Amendment No. 26 to the Registration Statement now being filed by your company with the Securities and Exchange Commission relating to an offering of shares of common stock having a par value of $.0001 per share, we certify that, as attorneys for this corporation, we have examined the corporate proceedings relating to its incorporation, Bylaws, Distributor and Management Contracts, and all other matters hereinafter referred to, and it is our opinion:

(a) That Composite U.S. Government Securities, Inc., is a corporation duly incorporated and existing under the laws of the State of Washington, with an authorized capital stock in the aggregate amount of $100,000 consisting of 1,000,000,000 shares of common stock with 600,000,000 shares denominated as Class A and 400,000,000 shares denominated as Class B. The par value is $.0001 per share with all shares having equal voting rights.

(b) That all of the 1 billion shares have been validly and legally authorized to be issued by proper corporate action and in conformity with the laws of the State of Washington applicable thereto. Such authorized shares, upon their issuance, will be for proceeds to the company of not less than the net asset value of such shares at the time of sale after adjusting to the nearer full cent, and will be fully paid and nonassessable.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
  BROOKE & MILLER
/s/ Lawrence R. Small
Lawrence R. Small